Exhibit 99.1

MeetMe Transitions Mobile Ad Inventory to Pinsight Media+ Platform

Early results demonstrate increase in mobile CPMs

NEW HOPE, Pa. – December 23 2013 – MeetMe®, Inc. (NYSE MKT: MEET), the public market leader in social discovery, announced that it has started delivering its mobile inventory on the Pinsight Media+™ platform.

Geoff Cook, Chief Executive Officer of MeetMe, said, "We are pleased to report the smooth integration of the Pinsight Media+ platform. Early data suggests mobile CPM gains of 15% or more compared to our average mobile CPM rates in the fourth quarter. If this arrangement had been in effect for the full year 2013, it would have driven an incremental $4.1 million in mobile revenue over the course of the year. Currently, more than half of our mobile app users are exposed to the platform and we expect that to ramp to 100% within the coming weeks."

In November of this year, MeetMe entered into a contract with Pinsight Media+ under which it agreed to sell substantially all of its mobile advertising inventory on the Pinsight Media+ platform at guaranteed CPMs through calendar year 2014.

Bill Alena, Chief Revenue Officer of MeetMe, said, "The Pinsight Media+ agreement reflects our unique market position, favorable user demographics, and our strong advertising units. With this agreement in place, we believe our mobile ad rates will be significantly better on average than in 2013, and will form a strong foundation for our long-term growth strategy."

Pinsight Media+ manages billions of ad impressions across its owned and operated properties. MeetMe’s agreement with Pinsight Media+ does not include web-based revenue streams, other sources of mobile revenue such as virtual currency, subscriptions, and other mobile apps, and MeetMe’s Social Theater product.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NYSE MKT: MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With 60 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding expected future results under our agreement with Pinsight Media+, including an expected increase in mobile ad CPM rates as compared to 2013, whether ad rates will form a strong foundation for our long-term growth strategy, the fact and timing of ramping up all mobile users to the Pinsight Media+ platform, the ability of Pinsight Media+ to manage the mobile advertising inventory for MeetMe, and whether MeetMe is an attractive property for mobile advertisers. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the success of our relationship with Pinsight Media+ and the ability of Pinsight Media+ to perform under our agreement effectively, and the willingness of mobile advertisers to place ads on our mobile app. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2012 and the Current Reports on Form 8-K filed with the SEC on May 1, 2013, October 1, 2013 and November 6, 2013.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Investor Contact:
Joe Hassett

Gregory FCA

joeh@gregoryfca.com

Press Contact:

Jessica Attanasio

Gregory FCA

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